UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 13, 2019

Arbutus Biopharma Corporation
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-34949	98-0597776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Veterans Circle, Warminster, Pennsylvania 18974
(Address of Principal Executive Offices) (Zip Code)

(604) 419-3200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mark J. Murray, Ph.D., as President and Chief Executive Officer and Director

On June 17, 2019, Arbutus Biopharma Corporation (the “Company”) announced that Mark J. Murray, Ph.D., will retire as the Company’s President and Chief Executive Officer, effective as of June 23, 2019 (the “Murray Departure Date”). Dr. Murray also resigned from the Company’s Board of Directors (the “Board”), effective as of the Murray Departure Date.

In connection with Dr. Murray’s departure, Dr. Murray and the Company entered into a separation agreement and release, dated June 13, 2019 (the “Separation Agreement”), which sets forth the terms of Dr. Murray’s separation from the Company. Pursuant to the Separation Agreement, subject to Dr. Murray agreeing to a release of claims and complying with certain other continuing obligations contained therein, the Company will pay Dr. Murray the amounts owed to Dr. Murray pursuant to Section 13.7 of that certain executive employment agreement, dated May 30, 2008, by and between the Company and Dr. Murray (the “Murray Employment Agreement”), which was originally entered into when Dr. Murray was President and Chief Executive Officer of Tekmira Pharmaceuticals Corporation, the Company’s predecessor. In addition, certain options to purchase common shares of the Company held by Dr. Murray will remain exercisable for an additional two months beyond the post-termination exercise period set forth in the Murray Employment Agreement.

Dr. Murray and Arbutus Biopharma, Inc., a subsidiary of the Company (the “Subsidiary”) entered into a consulting agreement, dated June 13, 2019 (the “Consulting Agreement”), pursuant to which Dr. Murray will perform services as reasonably requested by the Subsidiary for up to five hours per week from June 24, 2019 until August 23, 2019, unless earlier terminated by either party in accordance with the terms of the Consulting Agreement. In exchange for his services, the Subsidiary will pay Dr. Murray a fee of $500 per hour.

The description of the Separation Agreement and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement and the Consulting Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.

Appointment of William H. Collier as President and Chief Executive Officer and Director

On June 13, 2019, the Board appointed William H. Collier, age 59, as the Company’s President and Chief Executive Officer, effective as of June 24, 2019 (the “Collier Start Date”). In connection with his appointment as President and Chief Executive Officer of the Company, the Board also appointed Mr. Collier as a director effective as of the Collier Start Date with his term expiring at the Company’s 2020 annual meeting of shareholders.

Mr. Collier previously served as President of ViiV Healthcare Limited (“ViiV”) North America, a pharmaceutical company specializing in the development of therapies for HIV infection, from 2009 to 2018, where he was responsible for ViiV’s business operations in the United States, Puerto Rico and Canada. During his time at ViiV, Mr. Collier oversaw the launches of two treatments for HIV infection and created a community partnership that supports HIV programs for underserved populations in the southern United States. Mr. Collier also led a senior-level program to accelerate access to appropriate HIV medicines for children in developing countries. Prior to ViiV, Mr. Collier held several senior commercial roles for GlaxoSmithKline in the United States, including Senior Vice President for Sales and Senior Vice President for Marketing Analytics and Commercial Operations, covering central nervous system, anti-infective, cardio-vascular, diabetes, men’s health and respiratory therapy areas. During this time, Mr. Collier also led global strategic projects focused on new product launch excellence in Japan and cost reduction initiatives in central support functions. In the late 1990’s, Mr. Collier was Area Director for GlaxoWellcome’s (“Wellcome”) Sub-Saharan Africa operations based in Johannesburg, South Africa, responsible for developing and implementing a regional strategy, including novel low-cost product sourcing options suitable for African markets. In the early 1990’s, Mr. Collier worked at Wellcome as Global Commercial lead for the Herpes business sector. Earlier in his career, Mr. Collier held several sales and marketing positions for Abbott Laboratories, SmithKline Beecham and Beecham Pharmaceuticals in the United Kingdom. Mr. Collier is a member of the Board of the International Partnership for Microbicides and the National Association of Corporate Directors. He also served as a board member of AIDS United from 2011 to 2018 and was a member of President Obama’s Presidential Advisory Council on HIV/AIDS from 2014 to 2017. Mr. Collier received his B.Sc. degree with honors in Mathematics and Management Sciences from the University of Manchester, UK and has completed leadership programs at the London Business School, INSEAD and Duke University. Mr. Collier is a citizen of the United States and the United Kingdom.

In connection with Mr. Collier’s appointment, the Company entered into an employment agreement, dated June 13, 2019, with Mr. Collier (the “Collier Employment Agreement”), which provides that Mr. Collier will be employed by the Subsidiary and that his employment will continue until either the Subsidiary or Mr. Collier terminates Mr. Collier’s employment in accordance with the terms of the Collier Employment Agreement.

Pursuant to the Collier Employment Agreement, Mr. Collier is entitled to receive an annual base salary of $550,000, which will be reviewed at least annually and will be subject to increase (but not decrease) from time to time, as determined by the Board. In addition, pursuant to the Collier Employment Agreement, Mr. Collier is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives and other criteria as determined by the Board or a committee of the Board after consultation with Mr. Collier. Mr. Collier’s initial target annual bonus is 65% of his annual base salary. For calendar year 2019, Mr. Collier is eligible to earn at least a pro-rated annual bonus based on the corporate performance goals previously established by the Board with respect to calendar year 2019.  The exact amount of the bonus payable to Mr. Collier for any calendar year during his employment with the Subsidiary will be determined by the Board or a committee of the Board, in its sole discretion, and may be less than or greater than his target annual bonus.  Under the Collier Employment Agreement, Mr. Collier is also entitled to receive a one-time sign-on bonus in the amount of $100,000, payable in a cash lump sum within 30 days following the Collier Start Date. If, prior to the one-year anniversary of the Collier Start Date, Mr. Collier terminates his employment other than for “Good Reason” (as such term is defined in the Collier Employment Agreement) or death or disability, then Mr. Collier is required to repay the Subsidiary the total sum of the sign-on bonus paid to Mr. Collier pursuant to the Collier Employment Agreement.  Pursuant to the Collier Employment Agreement, Mr. Collier is also entitled to participate in or receive benefits consistent with other senior executives under the Company’s or the Subsidiary’s employee benefit plans as they may be adopted and amended from time to time, subject to the terms and conditions of those employee benefit plans.

In addition, pursuant to the Collier Employment Agreement, the Company will grant Mr. Collier a stock option on the Collier Start Date (the “Sign-on Option”) to purchase 1,112,000 common shares, without par value, of the Company (the “Common Shares”) at an exercise price equal to the closing price of the Common Shares on the Nasdaq Global Select Market on the Collier Start Date. The Sign-on Option has a ten-year term and will vest as to 25% of the Common Shares on the one-year anniversary of the Collier Start Date and as to an additional 1/48th of the total original number of Common Shares subject to such Sign-on Option on the corresponding day of each month thereafter during the remaining three-year period, subject to Mr. Collier’s continued employment with the Company through the applicable vesting dates. The grant of the Sign-on Option to Mr. Collier will be made outside the Company’s 2016 Omnibus Share and Incentive Plan (the “2016 Plan”) or any other equity incentive plan of the Company, as an inducement material to Mr. Collier’s entering into employment with the Subsidiary pursuant to Nasdaq Stock Market LLC Listing Rule 5635(c)(4).

Under the Collier Employment Agreement, termination of Mr. Collier’s employment by the Subsidiary without “Cause,” or by Mr. Collier for “Good Reason” (as such terms are defined in the Collier Employment Agreement), would require the Subsidiary to pay severance to Mr. Collier. Upon any such termination, Mr. Collier would be entitled to receive (i) an amount equal to 18 months of Mr. Collier’s then current base salary, payable in a lump sum, (ii) a bonus payment equal to the lesser of (y) Mr. Collier’s target bonus pro-rated for the portion of the year he was employed by the Subsidiary prior to his termination or (z) the average of the bonus payments, if any, actually made to Mr. Collier with respect to the previous three (3) calendar years preceding the date of his termination of employment, disregarding entirely any previous prorated bonus and any previous year for which he was paid no bonus, and pro-rated for the portion of the year he was employed by the Subsidiary prior to his termination, payable in a lump sum, (iii) provided that Mr. Collier timely elects COBRA continuation coverage for himself and his eligible dependents, reimbursement for the COBRA premiums paid by Mr. Collier, if any, for the continuation of coverage under his then-existing group company health plan that he and his dependents are eligible to receive for the earlier of a period of up to 18 months from the date of his termination, or until Mr. Collier becomes eligible to receive health insurance benefits under any other employer’s group health plan, and (iv) immediate vesting and exercisability on a pro-rata basis of the Sign-on Option, prorated at 1/48th of the total original number of Common Shares subject to the Sign-on Option for each completed month of service as of the date of his termination, with the vested portion of the Sign-on Option remaining exercisable until the earlier of the original expiration date of the Sign-on Option and the 90th day following the date of his termination of employment (or, if Mr. Collier dies during such 90-day period, the first anniversary of the date of his termination of employment).

If within 12 months following a “Change of Control” (as such term is defined in the 2016 Plan), Mr. Collier is terminated other than for “Cause” or resigns for “Good Reason,” Mr. Collier would be entitled to receive (i) a lump cash sum in an amount equal to two times Mr. Collier’s then current base salary, (ii) a bonus payment equal to his target bonus pro-rated for the portion of the year he was employed by the Subsidiary prior to his termination, payable in a lump cash sum, (iii) provided that Mr. Collier timely elects COBRA continuation coverage for himself and his eligible dependents, reimbursement for the COBRA premiums paid by Mr. Collier, if any, for the continuation of coverage under his then-existing group company health plan that he and his dependents are eligible to receive for the earlier of a period of up to 18 months from the date of his termination, or until Mr. Collier becomes eligible to receive health insurance benefits under any other employer’s group health plan, and (iv) immediate acceleration and vesting of all of his unvested stock options and other stock-based awards granted on or after the Collier Start Date and held by Mr. Collier, with the vested portion of any such stock options remaining exercisable until the earlier of the original expiration date of the stock option and the ninetieth (90th) day following the date of Mr. Collier’s termination of employment (or, if Mr. Collier dies during such ninety (90) day period, the first anniversary of the date of his termination of employment).

Mr. Collier’s right to receive the severance payments and benefits described above under the Collier Employment Agreement is conditioned upon his resignation from the Board upon his cessation of employment and execution and non-revocation of a general release of claims. The Collier Employment Agreement also includes non-competition and non-solicitation provisions that, among other things, prohibit him from competing with the Subsidiary and soliciting the Subsidiary’s employees and customers during the term of his employment and for a specified time thereafter.

In connection with his appointment, Mr. Collier and the Company also entered into the Company’s standard indemnity agreement (the “Indemnification Agreement”). Pursuant to the terms of the Indemnification Agreement, the Company may be required, among other things, to indemnify Mr. Collier for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer and director of the Company.

Other than with respect to the Collier Employment Agreement, the Sign-on Option and the Indemnification Agreement, there are no arrangements or understandings between Mr. Collier and any other persons pursuant to which Mr. Collier was appointed as President and Chief Executive Officer of the Company or as a director. There are also no family relationships between Mr. Collier and any director or executive officer of the Company and Mr. Collier has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of the Collier Employment Agreement and the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Collier Employment Agreement and the Indemnification Agreement, which are filed as Exhibits 10.3 and 10.4, respectively, to this current report on Form 8-K.

Item 8.01. Other Events.

A copy of the press release announcing certain of the matters described under Item 5.02 of this Current Report on Form 8-K is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release, dated June 13, 2019, by and between Arbutus Biopharma Corporation and Mark J. Murray.
10.2	Consulting Agreement, dated June 13, 2019, by and between Arbutus Biopharma, Inc. and Mark J. Murray.
10.3	Employment Agreement, dated June 13, 2019, by and between Arbutus Biopharma Corporation and William H. Collier.
10.4	Form of Indemnity Agreement.
99.1	Press Release, dated June 17, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: June 17, 2019	By:	/s/ David C. Hastings
David C. Hastings
Chief Financial Officer